                                                                    Exhibit 99.2

       Consent to be Named as a Director of Merkert American Corporation
       -----------------------------------------------------------------

     I hereby consent to be named as a person to become a director of Merkert American Corporation, a Delaware corporation (the "Company"), in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.


                                                  /s/ James A. Schlindwein
                                                  ------------------------------
                                                  Name: James A. Schlindwein
                                                  Date: May 19, 1998